UNITED STATES
                     SECURITIES AND EXCHANGE
                            COMMISSION

                     Washington, D.C.  20549

                              FORM 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                         Date of Report
                (Date of earliest event reported)
                         December 4, 2003


                   THE COMMERCE GROUP, INC.
  (Exact name of registrant as specified in its charter)


 Massachusetts             001-13672               04-2599931
 (State or other        (Commission File       (IRS Employer
  jurisdiction               Number)           Identification
  of Incorporation)                                  No.)


     211 Main Street, Webster, Massachusetts         01570
   (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code:
                      (508) 943-9000





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The Commerce Group, Inc.
Form 8-K
December 4, 2003


Item 9.  REGULATION FD DISCLOSURE

     The following information, including the text of the press release attached as an Exhibit to this Form 8-K, is furnished pursuant to Item 9, "Regulation FD Disclosure".

     On December 2, 2003, The Commerce Group, Inc. (the
"Company") issued a press release announcing an Agreement to Issue $300 Million of Senior Notes Due 2013. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.





                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           December 4, 2003





                            /s/ Randall V. Becker
                                Randall V. Becker
                          Treasurer and Chief Accounting Officer













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                                                Exhibit 99.1




Press Release

RELEASE:     Immediate (December 2, 2003)

CONTACT:     Randall V. Becker
             Treasurer
             (508) 949-4129


                   The Commerce Group, Inc.
                 Announces Agreement to Issue
             $300 Million of Senior Notes Due 2013


WEBSTER, Mass., December 2, 2003 -- The Commerce Group, Inc. (NYSE -
CGI) today announced that it has entered into an agreement with a syndicate of underwriters to sell $300 million of Ten Year Senior Notes. The notes will carry a coupon of 5.95% and are priced at
99.324 to yield 6.041%. Closing is expected to occur on December 9, 2003. Interest on the notes will be payable semi-annually, beginning on June 9, 2004. The net proceeds of the offering will be used for general corporate purposes, including enhancement of the capital position of the Company's insurance operating subsidiaries in support of recent premium growth, as well as to continue diversification efforts outside of Massachusetts.

The joint book-running managers for this offering are Bear, Stearns & Co. Inc. and Merrill Lynch & Co.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the notes.


About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 22nd largest personal automobile insurance group in the country by A.M. Best, based on 2002 direct written premium information.


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CGI Announces Agreement to Issue $300 Million of Senior Notes due 2013
(page 2 of 2)

Forward Looking Statements

This press release contains some statements that are not historical facts and are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve opinions, assumptions and predictions, and no assurance can be given that the future results will be achieved since events or results may differ materially as a result of risks facing the Company. These include, but are not limited to, those risks and uncertainties in the Company's business, some of which are beyond the control of the Company, that are described in the Company's recently filed registration statement on Form S-3, its Forms 10-K and 10-Q, and other documents filed with the SEC, including the possibility of adverse catastrophe experience and severe weather, adverse trends in claim severity or frequency, adverse state and federal regulation and legislation, adverse judicial decisions, litigation risks, interest rate risk, rate making decisions for private passenger automobile policies in Massachusetts, potential rate filings outside of Massachusetts, heightened competition, concentration of business within Massachusetts, dependence on certain principal employees, as well as the economic, market or regulatory conditions and risks associated with entry into new markets and diversification. The Commerce Group, Inc. is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.




















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